Exhibit (c)(78)

Project Alpine VWAP Exchange Ratio Analysis August 31, 2018 CONFIDENTIAL DRAFT SUBJECT TO CHANGE

VWAP Exchange Ratio Analysis AM GP S/O 186.209 AM GP S/O 186.209 AM GP VWAP $18.76 AM GP VWAP $18.59 AM GP VWAP Equity Value $3,493 AM GP VWAP Equity Value $3,461 Series B Threshold $2,000 Series B Threshold $2,000 Redem ption Right 6.0% Redem ption Right 6.0% Series B M arket Value $90 Series B M arket Value $88 Series B Negotiated Shares 18.5 Series B Negotiated Shares 18.5 Fully Diluted AM GP VWAP $17.50 Fully Diluted AM GP VWAP $17.33 AM VWAP $31.60 AM VWAP $31.33 Premium 10.0% Premium 10.0% AM Share Pric e $29.74 AM GP Share Pric e $17.28 2 Spot XR 1.721x Source: Company filings, FactSet as of 8/30/2018. Current Spot X R Fully Diluted VWAP XR @ 10% Premium 1.988x Fully Diluted VWAP XR @ 10% Premium 1.986x Fully Diluted VWAP XR 1.808x Fully Diluted VWAP XR 1.806x AM GP VWAP Based Equity Value $3,549 AM GP VWAP Based Equity Value $3,582 20-Day VWAP Analysis 30-Day VWAP Analysis CONFIDENTIAL DRAFT SUBJECT TO CHANGE

VWAP Calculation Detail - AMGP 30-Day VWAP Calculation Detail 20-Day VWAP Calculation Detail 3 Source: Company filings, FactSet as of 8/30/2018. Volume Total Traded Date Price (000's) Value ($000's) Daily VWAP 8/3/2018 $18.50 417.8 8/6/2018 $18.89 380.8 8/7/2018 $18.85 252.3 8/8/2018 $19.01 412.0 8/9/2018 $19.19 403.1 8/10/2018 $19.34 639.5 8/13/2018 $19.01 333.9 8/14/2018 $19.10 394.8 8/15/2018 $18.61 356.4 8/16/2018 $18.72 302.7 8/17/2018 $18.88 541.7 8/20/2018 $19.09 1,111.8 8/21/2018 $19.36 1,570.5 8/22/2018 $19.47 687.0 8/23/2018 $18.75 776.4 8/24/2018 $18.35 590.1 8/27/2018 $18.05 618.5 8/28/2018 $17.67 1,223.7 8/29/2018 $17.26 1,040.0 8/30/2018 $17.28 690.9 $7,728.71 $18.64 $7,194.16 $18.83 $4,756.44 $18.84 $7,831.25 $18.93 $7,735.35 $19.38 $12,367.20 $19.08 $6,347.21 $19.04 $7,540.41 $19.10 $6,633.26 $18.72 $5,666.53 $18.72 $10,227.35 $18.82 $21,223.61 $18.97 $30,404.47 $19.24 $13,376.79 $19.36 $14,556.90 $18.89 $10,828.37 $18.32 $11,164.29 $18.05 $21,622.46 $17.75 $17,949.55 $17.30 $11,939.22 $17.28 20 Day VWAP $18.59 Volume Total Traded Date Price (000's) Value ($000's) Daily VWAP 7/20/2018 $19.24 306.3 7/23/2018 $19.22 359.5 7/24/2018 $19.06 170.7 7/25/2018 $19.40 877.0 7/26/2018 $19.50 264.4 7/27/2018 $19.11 317.2 7/30/2018 $19.26 263.7 7/31/2018 $19.22 188.5 8/1/2018 $19.22 420.2 8/2/2018 $19.04 813.4 8/3/2018 $18.50 417.8 8/6/2018 $18.89 380.8 8/7/2018 $18.85 252.3 8/8/2018 $19.01 412.0 8/9/2018 $19.19 403.1 8/10/2018 $19.34 639.5 8/13/2018 $19.01 333.9 8/14/2018 $19.10 394.8 8/15/2018 $18.61 356.4 8/16/2018 $18.72 302.7 8/17/2018 $18.88 541.7 8/20/2018 $19.09 1,111.8 8/21/2018 $19.36 1,570.5 8/22/2018 $19.47 687.0 8/23/2018 $18.75 776.4 8/24/2018 $18.35 590.1 8/27/2018 $18.05 618.5 8/28/2018 $17.67 1,223.7 8/29/2018 $17.26 1,040.0 8/30/2018 $17.28 690.9 $5,893.39 $19.35 $6,910.09 $19.18 $3,253.33 $19.11 $17,014.67 $19.46 $5,156.50 $19.51 $6,060.85 $19.33 $5,078.40 $19.18 $3,623.89 $19.26 $8,076.84 $19.24 $15,486.22 $19.20 $7,728.71 $18.64 $7,194.16 $18.83 $4,756.44 $18.84 $7,831.25 $18.93 $7,735.35 $19.38 $12,367.20 $19.08 $6,347.21 $19.04 $7,540.41 $19.10 $6,633.26 $18.72 $5,666.53 $18.72 $10,227.35 $18.82 $21,223.61 $18.97 $30,404.47 $19.24 $13,376.79 $19.36 $14,556.90 $18.89 $10,828.37 $18.32 $11,164.29 $18.05 $21,622.46 $17.75 $17,949.55 $17.30 $11,939.22 $17.28 30 Day VWAP $18.76 CONFIDENTIAL DRAFT SUBJECT TO CHANGE

VWAP Calculation Detail - AM 30-Day VWAP Calculation Detail 20-Day VWAP Calculation Detail 4 Source: Company filings, FactSet as of 8/30/2018. Volume Total Traded Date Price (000's) Value ($000's) Daily VWAP 8/3/2018 $32.28 814.7 8/6/2018 $31.43 674.9 8/7/2018 $31.25 606.7 8/8/2018 $31.60 651.7 8/9/2018 $32.42 789.4 8/10/2018 $32.25 2,742.7 8/13/2018 $31.24 722.7 8/14/2018 $31.24 617.7 8/15/2018 $30.56 580.0 8/16/2018 $30.28 490.0 8/17/2018 $30.80 412.1 8/20/2018 $31.06 958.5 8/21/2018 $30.86 1,080.5 8/22/2018 $31.35 476.6 8/23/2018 $30.95 302.1 8/24/2018 $30.79 343.6 8/27/2018 $30.37 371.1 8/28/2018 $29.91 898.8 8/29/2018 $29.75 449.6 8/30/2018 $29.74 442.7 $26,299.26 $32.42 $21,213.40 $31.64 $18,960.31 $31.14 $20,592.49 $31.50 $25,593.00 $32.34 $88,451.08 $32.38 $22,575.74 $31.38 $19,295.45 $31.47 $17,724.71 $30.57 $14,835.69 $30.23 $12,692.65 $30.84 $29,769.80 $31.11 $33,345.59 $31.06 $14,941.82 $31.25 $9,351.05 $31.15 $10,579.84 $30.88 $11,268.97 $30.42 $26,882.63 $30.07 $13,374.50 $29.84 $13,165.69 $29.61 20 Day VWAP $31.33 Volume Total Traded Date Price (000's) Value ($000's) Daily VWAP 7/20/2018 $31.64 574.6 7/23/2018 $32.07 365.8 7/24/2018 $31.46 503.8 7/25/2018 $31.92 490.5 7/26/2018 $32.74 433.8 7/27/2018 $31.74 633.2 7/30/2018 $32.16 862.6 7/31/2018 $33.04 445.5 8/1/2018 $32.65 553.1 8/2/2018 $33.89 588.0 8/3/2018 $32.28 814.7 8/6/2018 $31.43 674.9 8/7/2018 $31.25 606.7 8/8/2018 $31.60 651.7 8/9/2018 $32.42 789.4 8/10/2018 $32.25 2,742.7 8/13/2018 $31.24 722.7 8/14/2018 $31.24 617.7 8/15/2018 $30.56 580.0 8/16/2018 $30.28 490.0 8/17/2018 $30.80 412.1 8/20/2018 $31.06 958.5 8/21/2018 $30.86 1,080.5 8/22/2018 $31.35 476.6 8/23/2018 $30.95 302.1 8/24/2018 $30.79 343.6 8/27/2018 $30.37 371.1 8/28/2018 $29.91 898.8 8/29/2018 $29.75 449.6 8/30/2018 $29.74 442.7 $18,179.30 $31.75 $11,730.05 $32.00 $15,848.64 $31.90 $15,658.23 $31.76 $14,202.74 $32.66 $20,097.99 $31.95 $27,740.77 $32.09 $14,718.30 $32.69 $18,060.28 $32.69 $19,927.76 $33.63 $26,299.26 $32.42 $21,213.40 $31.64 $18,960.31 $31.14 $20,592.49 $31.50 $25,593.00 $32.34 $88,451.08 $32.38 $22,575.74 $31.38 $19,295.45 $31.47 $17,724.71 $30.57 $14,835.69 $30.23 $12,692.65 $30.84 $29,769.80 $31.11 $33,345.59 $31.06 $14,941.82 $31.25 $9,351.05 $31.15 $10,579.84 $30.88 $11,268.97 $30.42 $26,882.63 $30.07 $13,374.50 $29.84 $13,165.69 $29.61 30 Day VWAP $31.60 CONFIDENTIAL DRAFT SUBJECT TO CHANGE

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